Exhibit 99.1

Cray Media:	Investors:
Nick Davis	Paul Hiemstra
206/701-2123	206/701-2044
pr@cray.com	ir@cray.com

CRAY INC. REPORTS THIRD QUARTER 2017 FINANCIAL RESULTS
Company anticipates revenue growth in 2018

Seattle, WA - October 30, 2017 - Global supercomputer leader Cray Inc. (Nasdaq: CRAY) today announced financial results for its third quarter ended September 30, 2017.

All figures in this release are based on U.S. GAAP unless otherwise noted. A reconciliation of GAAP to non-GAAP measures is included in the financial tables in this press release.

Revenue for the third quarter of 2017 was $79.7 million, compared to $77.5 million in the third quarter of 2016. Net loss for the third quarter of 2017 was $10.2 million, or $0.25 per diluted share, compared to a net loss of $23.0 million, or $0.58 per diluted share in the third quarter of 2016. Non-GAAP net loss was $13.3 million, or $0.33 per diluted share for the third quarter of 2017, compared to non-GAAP net loss of $19.5 million, or $0.49 per diluted share for the same period of 2016.

Overall gross profit margin on a GAAP and non-GAAP basis for the third quarter of 2017 was 36%. Overall gross profit margin on a GAAP and non-GAAP basis for the third quarter of 2016 was 30% and 31%, respectively.

Operating expenses for the third quarter of 2017 were $54.7 million, compared to $52.1 million for the third quarter of 2016. Non-GAAP operating expenses for the third quarter of 2017 were $43.9 million, compared to $49.3 million for the third quarter of 2016. GAAP operating expenses for the third quarter of 2017 included $7.7 million in restructuring charges associated with our recent workforce reduction.

As of September 30, 2017, cash, investments and restricted cash totaled $183 million. Working capital at the end of the third quarter was $337 million, compared to $342 million at the end of the second quarter.

“The third quarter was highlighted by several exciting customer wins and strategic developments,” said Peter Ungaro, president and CEO of Cray.  “We completed our recently announced strategic transaction with Seagate to broaden our storage portfolio and deepen our presence in the storage market.  In supercomputing, our CS500 cluster was selected by KISTI, a leading research institution in South Korea.  And just last week we announced that we are partnering with Microsoft to deliver an integrated cloud services offering which will allow customers unique access to our high-performance supercomputers in the Microsoft Azure cloud -- expanding our reach to new customers through the cloud and adding a complementary offering to our product set.  While a slow-down in our primary target market has continued, I remain positive about our recent activity levels, win rates, and development efforts and I'm excited about our long-term prospects to drive growth.”

Outlook
A wide range of results remains possible for 2017. Several acceptances are planned for completion late in the fourth quarter, some of which will be challenging. Assuming Cray is able to complete these acceptances before year-end, Cray expects revenue for 2017 to be in the range of $400 million. GAAP and non-GAAP gross margins for the year are expected to be in the low- to mid-30% range. Non-GAAP operating expenses for 2017 are expected to be in the range of $180 million. For 2017, GAAP operating expenses are anticipated to be about $21 million higher than non-GAAP operating expenses, driven by share-based compensation, restructuring, and costs related to the Seagate transaction.

While a wide range of results remains possible and it is still early in the planning process, Cray expects 2018 annual revenue to grow in the range of 10% compared to Cray's current 2017 outlook. Revenue is expected to be about $75 million in the first quarter of 2018.

Actual results for any future periods are subject to large fluctuations given the nature of Cray’s business.

Recent Highlights

•
In October, Cray announced that it is partnering with Microsoft to offer dedicated Cray supercomputing systems in the Microsoft Azure cloud, enabling customers to run AI, advanced analytics, and modeling and simulation workloads at unprecedented scale.

•
In September, Cray announced it had completed the previously announced transaction and strategic partnership with Seagate centered around the addition of the ClusterStor high-performance storage business.

•
In September, Cray announced that the Korea Institute of Science and Technology Information had awarded it with a contract valued at more than $48 million for a Cray CS500 cluster supercomputer. The new system, which includes Intel Xeon Scalable processors and Intel Xeon Phi processors, will be the largest supercomputer in South Korea, providing support for universities, research institutes, and industries.

•
In September, Cray announced that Yokohama City University in Japan installed a Cray XC50-AC supercomputer. Located in the University’s Advanced Medical Research Center, the new Cray supercomputer will power various research including computational drug-discovery research used in the design of new medicines.

•	In September, Cray announced that Japan Advanced Institute for Science and Technology put a Cray XC40 supercomputer into production to serve as the Institute's primary supercomputing resource.

•
In September, Cray announced that it signed a solutions provider agreement with Vanguard Infrastructures in order for Vanguard to develop, market, and sell on premise and cloud-as-a-service cybersecurity solutions that fuse supercomputing technologies with an open, enterprise-ready software framework for big data analytics.

•
In August, Cray announced it delivered a Cray CS400 cluster supercomputer to Embry-Riddle Aeronautical University in Florida. The system will power collaborative applied research with industry partners at the University's new research facility.

•	In October, Cray announced that Martin Homlish is stepping down from the Cray Board of Directors, effective October 31st, 2017, due to the growing demand for his time at his new company.

Conference Call Information
Cray will host a conference call today, Monday, October 30, 2017 at 1:30 p.m. PT (4:30 p.m. ET) to discuss its third quarter ended September 30, 2017 financial results. To access the call, please dial into the conference at least 10 minutes prior to the beginning of the call at (855) 894-4205. International callers should dial (765) 889-6838 and use the conference ID #56308203. To listen to the audio webcast, go to the Investors section of the Cray website at www.cray.com/company/investors.

If you are unable to attend the live conference call, an audio webcast replay will be available in the Investors section of the Cray website for 180 days. A telephonic replay of the call will also be available by dialing (855) 859-2056, international callers dial (404) 537-3406, and entering the conference ID #56308203. The conference call replay will be available for 72 hours, beginning at 4:45 p.m. PT on Monday, October 30, 2017.

Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission (“SEC”). A reconciliation of U.S. generally accepted accounting principles, or GAAP, to non-GAAP results is included in the financial tables included in this press release. Management believes that the non-GAAP financial measures that we have set forth provide additional insight for analysts and investors and facilitate an evaluation of Cray’s financial and operational performance that is consistent with the manner in which management evaluates Cray’s financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of Cray’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, or disclosures required by GAAP. These measures are adjusted as described in the reconciliation of GAAP to non-GAAP numbers at the end of this release, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review and consider this non-GAAP information as well as the GAAP financial results that are disclosed in Cray’s SEC filings.

Additionally, we have not quantitatively reconciled the non-GAAP guidance measures disclosed under “Outlook” to their corresponding GAAP measures because we do not provide specific guidance for the various reconciling items such as share-based compensation, adjustments to the provision for income taxes, amortization of intangibles, costs related to acquisitions, purchase accounting adjustments, and gain on significant asset sales, as certain items that impact these measures have not occurred, are out of our control or cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact our financial results.
About Cray Inc.
Global supercomputing leader Cray Inc. (Nasdaq: CRAY) provides innovative systems and solutions enabling scientists and engineers in industry, academia and government to meet existing and future simulation and analytics challenges. Leveraging more than 40 years of experience in developing and servicing the world’s most advanced supercomputers, Cray offers a comprehensive portfolio of supercomputers and big data storage and analytics solutions delivering unrivaled performance, efficiency and scalability. Cray’s Adaptive Supercomputing vision is focused on delivering innovative next-generation products that integrate diverse processing technologies into a unified architecture, allowing customers to meet the market’s continued demand for realized performance. Go to www.cray.com for more information.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements related to Cray’s financial guidance and expected operating results, including financial and accounting estimates related to the Seagate transaction, Cray’s ability to make supercomputing systems available to customers in the Microsoft Azure environment, Cray's ability to reach new customers through cloud services offerings, Cray's ability to expand its product offerings and drive growth, Cray’s competitive position in the high end supercomputing market and the timing of a rebound in that market, Cray's ability to complete certain acceptances in the fourth quarter of 2017, Cray's ability to grow in the future, and its product development, sales and delivery plans. These statements involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions and estimates as well as known and unknown risks and uncertainties can affect the accuracy of forward-looking statements and cause actual results to differ materially from those anticipated by these forward-looking statements. Factors that could affect actual future events or results include, but are not limited to, the risk that Cray does not achieve the operational or financial results that it expects, the risk that Cray will not be able to secure orders for Cray products to be accepted in 2017 or in future years when or at the levels expected, the risk that the segments of the high-end of the supercomputing market that Cray targets do not recover from the current downturn as early or as completely as expected or at all, the risk that the systems ordered by customers are not delivered when expected, do not perform as expected once delivered or have technical issues that cannot be corrected within the time for planned acceptances, the risk that the acceptance process for delivered systems is not completed, or customer acceptances are not received, when expected or at all, the risk that Cray is not able to realize the expected benefits of and achieve the expected financial results from the transaction and partnership with Seagate or that the financial and accounting estimates related to the transaction are later determined to be incorrect, the risk that Cray is not able to expand and penetrate its addressable market as expected or at all, the risk that Cray is not able to reach new customers through cloud services offerings as expected or at all, the risk that Cray is not able to deliver supercomputing systems and make them available in the Microsoft Azure environment in the timeframes required by customers, the risk that the Cray systems provisioned for customers in the Microsoft Azure environment do not perform as expected, the risk that Cray may have lost important talent in its workforce restructuring and that Cray may have a more difficult time retaining and motivating those employees not directly impacted by the restructuring as well as attracting new employees as a result of the restructuring, the risk that government funding for research and development projects is less than expected, the risk that new third-party processors and other components for our systems are not available with the anticipated performance, timing or pricing, the risk that Cray is not able to successfully sell products and services in the big data, artificial intelligence and commercial markets as expected or at all, the risk that the expense to address Cray systems at customer sites that have issues with third party components or with Cray components, is material, the risk that Cray is not able to successfully complete its planned product development efforts in a timely fashion or at all, the risk that Cray is not able to achieve anticipated gross margin or expense levels and such other risks as identified in Cray’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and from time to time in other reports filed by Cray with the SEC. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. Cray undertakes no duty to publicly announce or report revisions to these statements as new information becomes available that may change Cray’s expectations.

###

CRAY and the stylized CRAY mark are registered trademarks of Cray Inc. in the United States and other countries, and CLUSTERSTOR and the XC and CS families of supercomputers are trademarks of Cray Inc.

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue:
Product	$45,280	$47,685	$117,939	$188,024
Service	34,420	29,766	107,927	95,211
Total revenue	79,700	77,451	225,866	283,235
Cost of revenue:
Cost of product revenue	35,090	33,552	89,356	125,189
Cost of service revenue	16,118	20,298	55,866	58,322
Total cost of revenue	51,208	53,850	145,222	183,511
Gross profit	28,492	23,601	80,644	99,724
Operating expenses:
Research and development, net	26,626	29,084	76,591	82,323
Sales and marketing	13,392	15,010	43,292	46,391
General and administrative	7,022	7,968	23,024	24,325
Restructuring	7,653	—	7,653	—
Total operating expenses	54,693	52,062	150,560	153,039
Loss from operations	(26,201)	(28,461)	(69,916)	(53,315)

Other income (expense), net	4,161	(312)	5,358	(1,169)
Interest income, net	880	544	2,655	1,654
Gain on strategic transaction	4,389	—	4,389	—
Loss before income taxes	(16,771)	(28,229)	(57,514)	(52,830)
Income tax benefit	6,539	5,208	21,227	11,670
Net loss	$(10,232)	$(23,021)	$(36,287)	$(41,160)

Basic net loss per common share	$(0.25)	$(0.58)	$(0.91)	$(1.03)
Diluted net loss per common share	$(0.25)	$(0.58)	$(0.91)	$(1.03)

Basic weighted average shares outstanding	40,199	39,936	40,082	39,786
Diluted weighted average shares outstanding	40,199	39,936	40,082	39,786

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share amounts)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$151,886	$222,962
Restricted cash	1,900	—
Short-term investments	27,926	—
Accounts and other receivables, net	63,187	197,941
Inventory	198,069	88,254
Prepaid expenses and other current assets	20,256	20,006
Total current assets	463,224	529,163

Long-term restricted cash	1,030	1,655
Long-term investment in sales-type lease, net	26,384	31,050
Property and equipment, net	37,967	30,620
Service spares, net	2,395	3,023
Goodwill	14,182	14,182
Intangible assets other than goodwill, net	4,634	1,637
Deferred tax assets	105,132	85,613
Other non-current assets	12,117	17,629
TOTAL ASSETS	$667,065	$714,572

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$41,640	$45,504
Accrued payroll and related expenses	10,623	17,199
Other accrued liabilities	6,085	10,303
Deferred revenue	68,034	83,129
Total current liabilities	126,382	156,135

Long-term deferred revenue	31,409	27,258
Other non-current liabilities	15,020	5,703
TOTAL LIABILITIES	172,811	189,096

Shareholders’ equity:
Preferred stock — Authorized and undesignated, 5,000,000 shares; no shares issued or outstanding	—	—
Common stock and additional paid-in capital, par value $.01 per share — Authorized, 75,000,000 shares; issued and outstanding 40,421,143 and 40,757,458 shares, respectively	629,671	622,604
Accumulated other comprehensive income	1,016	2,782
Accumulated deficit	(136,433)	(99,910)
TOTAL SHAREHOLDERS’ EQUITY	494,254	525,476
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$667,065	$714,572

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS)

		Three Months Ended September 30, 2017
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(10.2)	$(0.25)	$(26.2)	$28.5	$54.7

Share-based compensation	(1)	2.6		2.6	0.1	2.5
Amortization of acquired and other intangibles	(2)	0.1		0.1		0.1
Restructuring	(3)	7.7		7.7		7.7
Strategic transaction-related costs	(4)	0.5		0.5		0.5
Gain on strategic transaction	(5)	(4.4)
Gain on sale of investment	(6)	(3.3)
Income tax on reconciling items	(7)	(2.9)
Other items impacting tax provision	(8)	(3.4)
Total reconciling items		(3.1)	(0.08)	10.9	0.1	10.8

Non-GAAP		$(13.3)	$(0.33)	$(15.3)	$28.6	$43.9

		Three Months Ended September 30, 2016
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(23.0)	$(0.58)	$(28.5)	$23.6	$52.1

Share-based compensation	(1)	2.7		2.7	0.1	2.6
Amortization of acquired and other intangibles	(2)	0.2		0.2		0.2
Income tax on reconciling items	(7)	(1.1)
Other items impacting tax provision	(8)	1.7
Total reconciling items		3.5	0.09	2.9	0.1	2.8

Non-GAAP		$(19.5)	$(0.49)	$(25.6)	$23.7	$49.3

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets
(3) Adjustments to exclude restructuring costs
(4) Adjustments to exclude strategic transaction-related costs
(5) Adjustments to exclude gain on strategic transaction with Seagate
(6) Adjustments to exclude gain on sale of investment
(7) Adjustments associated with the estimated tax impact on non-GAAP reconciling items at our marginal U.S. tax rate of approximately 38%
(8) As part of an alternative non-GAAP income measure, we have adjusted GAAP taxes as reported including the impact to the GAAP tax provision of the non-GAAP reconciling items (adjusted for note (7) above), related to the utilization or increase of our net operating loss carryforwards. And when applicable, we also adjust for changes in our valuation allowance held against deferred tax assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS)

		Nine Months Ended September 30, 2017
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(36.3)	$(0.91)	$(69.9)	$80.6	$150.6

Share-based compensation	(1)	7.7		7.7	0.4	7.3
Amortization of acquired and other intangibles	(2)	0.4		0.4		0.4
Restructuring	(3)	7.7		7.7		7.7
Strategic transaction-related costs	(4)	0.5		0.5		0.5
Gain on strategic transaction	(5)	(4.4)
Gain on sale of investment	(6)	(3.3)
Income tax on reconciling items	(7)	(4.9)
Other items impacting tax provision	(8)	(17.1)
Total reconciling items		(13.4)	(0.33)	16.3	0.4	15.9

Non-GAAP		$(49.7)	$(1.24)	$(53.6)	$81.0	$134.7

		Nine Months Ended September 30, 2016
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(41.2)	$(1.03)	$(53.3)	$99.7	$153.0

Share-based compensation	(1)	8.4		8.4	0.4	8.0
Purchase accounting adjustments	(2)	0.1		0.1	0.1
Amortization of acquired and other intangibles	(2)	0.5		0.5		0.5
Income tax on reconciling items	(7)	(3.4)
Other items impacting tax provision	(8)	(0.8)
Total reconciling items		4.8	0.12	9.0	0.5	8.5

Non-GAAP		$(36.4)	$(0.91)	$(44.3)	$100.2	$144.5

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges
(3) Adjustments to exclude restructuring costs
(4) Adjustments to exclude strategic transaction-related costs
(5) Adjustments to exclude gain on strategic transaction with Seagate
(6) Adjustments to exclude gain on sale of investment
(7) Adjustments associated with the estimated tax impact on non-GAAP reconciling items at our marginal U.S. tax rate of approximately 38%
(8) As part of an alternative non-GAAP income measure, we have adjusted GAAP taxes as reported including the impact to the GAAP tax provision of the non-GAAP reconciling items (adjusted for note (7) above), related to the utilization or increase of our net operating loss carryforwards. And when applicable, we also adjust for changes in our valuation allowance held against deferred tax assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Three Months Ended September 30, 2017
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$10.2	23%	$18.3	53%	$28.5	36%

Share-based compensation	(1)	0.1		—		0.1
Total reconciling items		0.1	—%	—	—%	0.1	—%

Non-GAAP		$10.3	23%	$18.3	53%	$28.6	36%

		Three Months Ended September 30, 2016
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$14.1	30%	$9.5	32%	$23.6	30%

Share-based compensation	(1)	0.1		—		0.1
Total reconciling items		0.1	—%	—	—%	0.1	1%

Non-GAAP		$14.2	30%	$9.5	32%	$23.7	31%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Nine Months Ended September 30, 2017
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$28.6	24%	$52.0	48%	$80.6	36%

Share-based compensation	(1)	0.2		0.2		0.4
Total reconciling items		0.2	—%	0.2	—%	0.4	—%

Non-GAAP		$28.8	24%	$52.2	48%	$81.0	36%

		Nine Months Ended September 30, 2016
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$62.8	33%	$36.9	39%	$99.7	35%

Share-based compensation	(1)	0.2		0.2		0.4
Purchase accounting adjustments	(2)	0.1				0.1
Total reconciling items		0.3	1%	0.2	—%	0.5	—%

Non-GAAP		$63.1	34%	$37.1	39%	$100.2	35%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude acquisition-related charges

CRAY INC. AND SUBSIDIARIES
Reconciliation of GAAP to non-GAAP Net Loss
(Unaudited; in millions except per share amounts and percentages)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2017	2016	2017	2016
GAAP Net Loss		$(10.2)	$(23.0)	$(36.3)	$(41.2)

Non-GAAP adjustments impacting gross profit:
Share-based compensation	(1)	0.1	0.1	0.4	0.4
Purchase accounting adjustments	(2)	—	—	—	0.1
Total adjustments impacting gross profit		0.1	0.1	0.4	0.5

Non-GAAP gross margin percentage		36%	31%	36%	35%

Non-GAAP adjustments impacting operating expenses:
Share-based compensation	(1)	2.5	2.6	7.3	8.0
Amortization of acquired and other intangibles	(2)	0.1	0.2	0.4	0.5
Restructuring	(3)	7.7	—	7.7	—
Strategic transaction-related costs	(4)	0.5	—	0.5	—
Total adjustments impacting operating expenses		10.8	2.8	15.9	8.5

Gain on strategic transaction	(5)	(4.4)	—	(4.4)	—
Gain on sale of investment	(6)	(3.3)	—	(3.3)	—

Non-GAAP adjustments impacting tax provision:
Income tax on reconciling items	(7)	(2.9)	(1.1)	(4.9)	(3.4)
Other items impacting tax provision	(8)	(3.4)	1.7	(17.1)	(0.8)
		(6.3)	0.6	(22.0)	(4.2)

Non-GAAP Net Loss		$(13.3)	$(19.5)	$(49.7)	$(36.4)

Non-GAAP Diluted Net Loss per common share		$(0.33)	$(0.49)	$(1.24)	$(0.91)

Diluted weighted average shares		40.2	39.9	40.1	39.8

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges
(3) Adjustments to exclude restructuring costs
(4) Adjustments to exclude strategic transaction-related costs
(5) Adjustments to exclude gain on strategic transaction with Seagate
(6) Adjustments to exclude gain on sale of investment
(7) Adjustments associated with the estimated tax impact on non-GAAP reconciling items at our marginal U.S. tax rate of approximately 38%
(8) As part of an alternative non-GAAP income measure, we have adjusted GAAP taxes as reported including the impact to the GAAP tax provision of the non-GAAP reconciling items (adjusted for note (7) above), related to the utilization or increase of our net operating loss carryforwards. And when applicable, we also adjust for changes in our valuation allowance held against deferred tax assets